Exhibit 10.6(b)

June 1, 2014

Aventis Asset Management, LLC

2150 E. Lake Cook Road, Suite 720

Buffalo Grove, IL 60089

Attention:	Mr. Steve Hwang

Re:	Management Agreement Renewals

Dear Mr. Hwang:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	Commodity Advisors Fund LP.

•	MB Master Fund L.P.

•	Institutional Futures Portfolio L.P.

•	MSSB Spectrum Strategic L.P.

•	Managed Futures Premier Aventis II, L.P.

•	Managed Futures Premier Aventis L.P.

•	MSMF Custom Solutions Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero
Alice Lonero
Chief Financial Officer

AVENTIS ASSET MANAGEMENT, LLC

By:	/s/ Steve Hwang

Print Name:	Steve Hwang
AL/sr